Exhibit 2.2

SHAREHOLDER AGREEMENT

THIS SHAREHOLDER AGREEMENT (this “Agreement”) dated as of August 22, 2011, by and between Regal Beloit Corporation, a Wisconsin corporation (the “Company”), and A. O. Smith Corporation, a Delaware corporation (the “Shareholder”). Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings set forth in the Purchase Agreement (defined below).

RECITALS

WHEREAS, the Company and the Shareholder entered into that certain Asset and Stock Purchase Agreement, dated as of December 12, 2010 (the “Purchase Agreement”);

WHEREAS, in connection with transactions contemplated by, and pursuant to the terms and conditions of, the Purchase Agreement, the Company will issue to the Shareholder, and the Shareholder will acquire record and beneficial ownership of 2,834,026 shares (the “Shares”) of the Company’s common stock, $.01 par value (the “Common Stock”), as the same shall be appropriately adjusted for stock dividends, stock splits, reverse stock splits or other similar events; and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Company and the Shareholder have agreed to enter into this Agreement with respect to the Shares and the Common Stock.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Representations and Warranties of the Shareholder.

The Shareholder hereby represents and warrants to the Company as follows:

(a) The Shareholder is a corporation duly organized and validly existing under the laws of the State of Delaware.

(b) The Shareholder has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of the Shareholder. This Agreement constitutes a legally valid and binding agreement of the Shareholder, enforceable in accordance with its terms.

(c) The Shareholder is an “accredited investor” within the meaning set forth in the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Shareholder has such knowledge and experience in financial and business matters that the Shareholder is capable of evaluating the risks and merits of the transactions contemplated hereby, including an investment in the Shares to be received by the Shareholder pursuant to this Agreement and is able to bear the economic risk inherent in holding such Shares.

The Shares are being acquired by the Shareholder on behalf of itself and not for any other Person and for the account of the Shareholder, not as a nominee or agent and not for the account of any other Person. The Shareholder is not obligated to transfer all or any portion of the Shares to any other Person, nor does the Shareholder have any present intention, agreement or understanding to do so.

The Company acknowledges and agrees that the foregoing representations and warranties shall not be deemed to limit the Shareholder’s rights relating to any breach or inaccuracy of any of the Company’s representations and warranties contained herein or in the Purchase Agreement.

2.	Representations and Warranties of the Company.

The Company hereby represents and warrants to the Shareholder as follows:

(a) The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin.

(b) The Company has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, authorization by no other body or party being required by law. This Agreement constitutes a legally valid and binding agreement of the Company, enforceable in accordance with its terms.

(c) As of the date hereof, the Company’s authorized capital stock consists of: 100,000,000 shares of Common Stock of which 38,685,588 shares are issued and outstanding and 3,312,667 shares are reserved for issuance pursuant to options and other rights to acquire Common Stock.

(d) The Shares have been duly authorized for issuance and sale to the Shareholder pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the terms of the Purchase Agreement against payment of the consideration set forth therein, shall be validly issued, fully paid and nonassessable.

3.	Shelf Registration Statement; Sales of Shares Under the Shelf Registration; Sales Pursuant to Rule 144.

(a) As soon as reasonably practicable following the date hereof, but in no event later than five (5) Business Days from the date of completion of the financial statements and financial data concerning the Business described in Section 5.21 of the Purchase Agreement and receipt of a written consent of Ernst & Young LLP to include in the Shelf Registration Statement its report pertaining to the financial statements of the Business required to be filed therewith or included therein and to all references to Ernst & Young LLP in the Shelf Registration Statement (it being acknowledged that the obtaining of such consent shall be at the sole expense of the Company and that the Company shall use its commercially reasonable efforts to obtain such consent, and the Shareholder shall cooperate in good faith with such efforts, provided, however, that the Shareholder shall not be required to incur any cost, expense or liability in connection therewith), the Company shall file with the Securities and Exchange

Commission (the “SEC”) under the Securities Act a shelf registration statement on Form S-3 (or any successor form thereto) (the “Shelf Registration Statement”) registering the Shares for resale to the public. The Company may include in the Shelf Registration Statement the registration of shares of Common Stock for sale by the Company for its own account (“Primary Shares”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall use commercially reasonable efforts to (i) cause the Shelf Registration Statement to be declared effective by the SEC as soon as is reasonably practicable following the filing thereof and (ii) keep the Shelf Registration Statement continuously effective for the period (the “Effectiveness Period”) ending on the earlier of (A) three (3) years following the date the Shelf Registration is declared effective and (B) the date on which the Shareholder no longer owns any Shares.

(b) The Shareholder shall have the right to sell the Shares under the Shelf Registration Statement (pursuant to an appropriate prospectus or supplement or amendment) at any time during the Effectiveness Period through sales (including through block sales) that do not exceed the volume limitations established under Rule 144 of the Securities Act (it being understood that Rule 144 is not applicable to such sales); provided, however, that the Shareholder shall not make any sales pursuant to this Section 3 to any Person who, to the knowledge of the Shareholder, (i) has filed a Schedule 13D with respect to such Person’s beneficial ownership of shares of Common Stock, and which at such time reflects beneficial ownership of greater than five percent (5%) of the Company’s then outstanding shares of Common Stock or (ii) is a significant direct competitor of the Company.

4.	Demand Registration Rights.

(a) During the Effectiveness Period, until such time that the Shareholder owns less than 50% of the Shares originally issued to Shareholder, the Shareholder may make one (1) written demand (subject to the last sentence of Section 4(b)) of the Company on the form attached hereto as Exhibit A (a “Demand Registration Request”) to file a prospectus supplement or amendment, as may be required under the Securities Act, to the Shelf Registration Statement to cover the sale of Shares through a firm commitment underwritten public offering without regard to volume or other limitations (an “Underwritten Offering”); provided, however, that the Shareholder may not make a Demand Registration Request for less than that number of Shares equal to 50% of the aggregate number of Shares originally issued to Shareholder. If required by the underwriters, the Shareholder agrees to execute a customary lock-up agreement (for a duration not to exceed 90 days) in connection with an offering of Shares pursuant to this Section 4(a). The Company may include in the Underwritten Offering contemplated by this section Primary Shares. If the Managing Underwriter or Underwriters (as defined below) with respect to an Underwritten Offering pursuant to this Section 4, advise the Company that, in their opinion, the inclusion of the number of Shares requested to be included by the Shareholder and other securities requested to be included (including any Primary Shares) creates a risk that the price per share will be reduced, then the Company will promptly give the Shareholder written notice thereof and, upon the election of the Shareholder the Company will include all such Shares then held by the Shareholder that in the opinion of such underwriters can be sold without creating such a risk prior to including any other securities requested to be included (including any Primary Shares).

(b) Subject to Section 6(d), in the event that the Shareholder delivers a Demand Registration Request, the Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters (including the book running lead manager of such Underwritten Offering, referred to herein as the “Managing Underwriter”), which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 8, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Shares subject to the Underwritten Offering. In connection with any Underwritten Offering under this Agreement, the Company shall be entitled to select the Managing Underwriter or Underwriters, subject to the consent of the Shareholder not to be unreasonably withheld. The Shareholder shall not be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding the Shareholder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by Law. If the Shareholder disapproves of the terms of an underwriting, the Shareholder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such offering to be effective; and provided, further, that any such withdrawal shall count as the one Demand Registration Request hereunder. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses. Notwithstanding anything to the contrary in this Agreement, in the event that the Shareholder elects to withdraw from an Underwritten Offering pursuant to this Section 4(b), the Shareholder shall be entitled to make one additional Demand Registration Request; provided that the Shareholder shall be responsible for all Registration Expenses incurred in connection with such additional Demand Registration Request.

5.	Piggy-Back Registration Rights.

(a) At any time after the date hereof, if the Company decides to undertake any marketing efforts relating to the public offering of Common Stock for its own account or for the account of any other holder of its Common Stock, then the Company will promptly give the Shareholder written notice thereof and, upon the election of the Shareholder to participate therein, not less than 50% of the shares of Common Stock being offered in such marketing efforts shall be Shares requested by the Shareholder to be included therein; provided, that in the event all of the Shares then held by the Shareholder constitute less than 50% of the shares of Common Stock being offered in such marketing effort, then the Shareholder shall be entitled to offer all such Shares then held by the Shareholder in such marketing efforts. The Shareholder must give its request for inclusion of Shares in a marketing effort under this Section 5(a) to the Company in writing within ten (10) calendar days after receipt from the Company of notice of such pending marketing effort. The Company shall establish the pricing for the sale of shares of Common Stock (including the Shares) in any such offering in a commercially reasonable manner; provided that if the Shareholder disapproves of the terms of offering, the Shareholder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such offering to be effective. The parties acknowledge that the Company may in its sole discretion terminate any offering under this Section 5 at any time. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.

(b) This Section 5 shall not apply to any issuance, offering or sale of shares of Common Stock pursuant to any registration statements of the Company on Form S-4 or Form S-8 or their equivalents (relating to equity securities to be issued in connection with an acquisition of any entity or business, an exchange offer, an offering of equity securities issuable in connection with stock option or other employee benefit or director plans) or to registration statements that would otherwise not permit the registration of resales of previously issued securities.

6.	Registration Procedures.

(a) Subject to Section 6(d), in connection with its obligations in this Agreement, the Company will, as expeditiously as possible:

(i) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;

(ii) furnish to the Shareholder (A) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide the Shareholder the opportunity to object to any information pertaining to the Shareholder and its plan of distribution that is contained therein and make the corrections reasonably requested by the Shareholder with respect to such information prior to filing the Shelf Registration Statement or supplement or amendment thereto, and (B) such number of copies of the Shelf Registration Statement and the prospectus included therein and any supplements and amendments thereto as the Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Shares covered by such Shelf Registration Statement;

(iii) if applicable, use its commercially reasonable efforts to register or qualify the Shares covered by the Shelf Registration Statement under the securities or blue sky laws of such jurisdictions as the Shareholder or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(iv) promptly notify the Shareholder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (A) the filing of the Shelf Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such

Shelf Registration Statement, when the same has become effective; (B) in connection with an Underwritten Offering filed pursuant to Section 4, any written comments from the SEC with respect to any filing referred to in clause (A); and (C) any written request by the SEC for amendments or supplements to the Shelf Registration Statement or any prospectus or prospectus supplement thereto;

(v) immediately notify the Shareholder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (A) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing; (B) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement, or the initiation of any proceedings for that purpose; or (C) the receipt by the Company of any notification with respect to the suspension of the qualification of any Shares for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing, and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(vi) in connection with any an Underwritten Offering filed pursuant to Section 4, furnish to the Shareholder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of the Shares;

(vii) in the case of an Underwritten Offering, furnish upon request and addressed to the underwriters, (A) an opinion of counsel for the Company, dated the effective date of the closing under the underwriting agreement, and (B) a “comfort letter”, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) and as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities, and such other matters as such underwriters may reasonably request;

(viii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(ix) make available to the appropriate representatives of the Managing Underwriter and the Shareholder access to such information and personnel of the Company as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that the Company need not disclose any information to any such representative or the Shareholder unless and until such representative and/or the Shareholder has entered into a confidentiality agreement with the Company;

(x) cause all such Shares registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(xi) use its commercially reasonable efforts to cause the Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Shareholder to consummate the disposition of the Shares;

(xii) provide a transfer agent and registrar for all Shares covered by such registration statement not later than the effective date of such registration statement; and

(xiii) in the case of an Underwritten Offering, enter into customary agreements and take such other actions as are reasonably requested by the underwriters, including participation in “roadshows,” as are reasonably required in order to expedite or facilitate in order to expedite or facilitate the disposition of the Shares.

(b) The Shareholder, upon receipt of notice from the Company of the happening of any event of the kind described in Section 6(a)(v), shall forthwith discontinue disposition of the Shares until the Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(v) or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, the Shareholder will, or will request the Managing Underwriter or underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in the Shareholder’s possession, of the prospectus covering the Shares current at the time of receipt of such notice.

(c) If at any time, or from time to time, the Company is not eligible to file or register its shares of Common Stock (including the Shares) on a shelf registration statement on Form S-3 (or any successor form), the Company will use its commercially reasonable efforts to promptly comply with its obligations pursuant to Sections 3 through 6 of this Agreement by registering with the SEC and otherwise facilitating the disposition of the Shares pursuant to any other applicable forms of registration statements as are then available to the Company. If the Company has not re-registered or otherwise facilitated disposition by the Shareholder of the Shares within 90 days from the date of the Company’s ineligibility, then until such re-registration is effective, the Shareholder shall be free to transfer the Shares under Rule 144 of the Securities Act; provided that if the Shareholder is not eligible to sell Shares pursuant to the last sentence of Rule 144(b)(1)(i) of the Securities Act, the Shareholder shall be free to transfer in any other manner consistent with applicable Law.

(d) The Company will be entitled at any time, upon prior written notice to the Shareholder (a “Suspension Notice”) and for a period not to exceed seventy five (75) days thereafter (the “Suspension Period”), to suspend the use or effectiveness of any registration statement (and the Shareholder hereby agrees not to offer or sell any Shares pursuant to such registration statement during the Suspension Period) if the Company in its reasonable judgment determines that the offering would interfere, in any material respect, with or require premature public disclosure of any financing, acquisition, corporate reorganization or other significant transaction involving the Company or its subsidiaries. No more than one (1) Suspension Period shall occur in any six (6) month period. In the event that the Company shall exercise its rights hereunder, the Effectiveness Period and the applicable time period during which any Applicable Registration Statement is to remain effective shall be extended by a period of time equal to the duration of each such Suspension Period.

(e) In connection with any offering of the Shares pursuant to this Agreement:

(i) the Shareholder shall furnish such information, and render such cooperation, to the Company and any underwriter as the Company or such underwriter may reasonably request for inclusion in or in connection with, as the case may be, the Shelf Registration Statement (and any supplement or amendment thereto) or any other registration statement pursuant to which Shares are to be offered for sale; and

(ii) the Shareholder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to the Shareholder in connection with any sales of Shares pursuant to this Agreement.

7.	Expenses.

(a) The Company will pay all Registration Expenses in connection with any Shelf Registration Statement filed pursuant to Section 3, whether or not the Shelf Registration Statement becomes effective or any sale is made pursuant to the Shelf Registration Statement. The Shareholder shall pay all underwriting fees, discounts and selling commissions allocable to the sale of the Shares. For the avoidance of doubt, in the event the Shareholder makes a second Demand Registration Request pursuant to the last sentence of Section 4(b), the Shareholder will pay all Registration Expenses in connection therewith.

(b) For purposes of this Agreement, “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of the Shares in a Shelf Registration, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “comfort letters” required by or incident to such performance and compliance.

8.	Indemnification.

(a) By the Company. In the event of a registration of any Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Shareholder thereunder, its directors and officers and each underwriter pursuant to the applicable underwriting agreement with such underwriter and each Person, if any, who controls the Shareholder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), to which the Shareholder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse the Shareholder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Shareholder, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or any prospectus contained therein or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholder or any such director, officer or controlling Person, and shall survive the transfer of such securities by the Shareholder.

(b) By the Shareholder. The Shareholder agrees to indemnify and hold harmless the Company, its directors and officers, and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Shareholder, but only with respect to information regarding the Shareholder furnished in writing by or on behalf of the Shareholder expressly for inclusion in the Shelf Registration Statement or any prospectus contained therein or any amendment or supplement thereof relating to the Shares; provided, however, that the liability of the Shareholder shall not be greater in amount than the dollar amount of the proceeds (net of any selling expenses) received by the Shareholder from the sale of the Shares giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 8, except to the extent the indemnifying party is actually prejudiced by such failure to give notice. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, in consultation with counsel, that there are reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party are deemed, in a written opinion of counsel to the indemnifying party, to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (firm) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

9.	Term.

This Agreement shall remain in effect for so long as the Shareholder shall retain any interest in all or any portion of the Shares; provided that the provisions of Sections 8 and 10 shall survive termination of this Agreement for a period of time equal to the expiration of all relevant statutes of limitation.

10.	Miscellaneous.

(a) Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, provided that the Shareholder shall be permitted to assign the benefits of this Agreement to any Affiliate or Affiliates to whom the Shareholder may transfer the Shares in compliance with applicable Law and the terms of this Agreement.

(b) Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

(c) Amendment and Modification. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(d) Entire Agreement. This Agreement and the Purchase Agreement embody the entire agreement between the parties hereto with respect to the subject matter hereof, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

(e) Counterparts. This Agreement may be signed by digital facsimile and in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

(f) Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible

(h) Specific Performance. The Shareholder and the Company agree that any violation or breach of the provisions contained in this Agreement will result in irreparable injury to the non-breaching party for which a remedy at law would be inadequate and that, in addition to any relief at law that may be available to the non-breaching party for such violation or breach and regardless of any other provision contained in this Agreement, the non-breaching party shall be entitled to such injunctive and other equitable relief as a court may grant.

(i) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to the Company, to:

Regal Beloit Corporation

200 State Street

Beloit, Wisconsin 53511-6254

Attention:	Henry W. Knueppel, Chairman and Chief Executive Officer
Peter C. Underwood, Vice President and General Counsel

Facsimile No.: 608-364-8818

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention:	Benjamin F. Garmer, III
Russell E. Ryba

Facsimile No.: 414-297-4900

if to Seller, to:

A.O. Smith Corporation

11270 West Park Place

Milwaukee, Wisconsin 53224

Attention:	Paul W. Jones, Chairman and Chief Executive Officer
James F. Stern, Executive Vice President and General Counsel

Facsimile No.: 414-359-4143

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

233 South Wacker Drive, Suite 5800

Chicago, Illinois 60606

Attention:	Mark D. Gerstein
Zachary A. Judd

Facsimile No.: 312-993-9767

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

(j) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Wisconsin, without regard to the conflicts of law rules of such state. The Parties expressly waive any right they may have, now or in the future, to demand or seek the application of a governing law other than the law of the State of Wisconsin.

(k) Jurisdiction. The Parties expressly agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in a United States District Court located in the state of Wisconsin or any Wisconsin State court, so long as one of such courts shall have subject matter jurisdiction over such Action, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Wisconsin, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such party as provided in Section 10(i) shall be deemed effective service of process on such party.

(l) Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(m) Adjustments For Stock Dividends, Stock Splits, Recapitalizations, Combinations, Etc. If the Company shall at any time issue a stock dividend on its outstanding shares of Common Stock or effect a recapitalization, stock split, reverse stock split, reorganization, consolidation, split-up, combination, repurchase or exchange of shares of its Common Stock or other securities of the Company that affects the outstanding number of shares of Common Stock, all provisions set forth in this Agreement that are affected by a specified number of shares of Common Stock shall be appropriately adjusted.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

A. O. SMITH CORPORATION

By:	/s/ James F. Stern
Name: James F. Stern
Title: Executive Vice President, General Counsel and Secretary

REGAL BELOIT CORPORATION

By:	/s/ Peter Underwood
Name: Peter Underwood
Title: Vice President, General Counsel and Secretary

[Signature Page to Shareholder Agreement]

EXHIBIT A

Form of Demand Registration Request

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Regal Beloit Corporation

200 State Street

Beloit, Wisconsin 53511-6254

Attention:	Chief Executive Officer

General Counsel

Ladies and Gentlemen:

Pursuant to that certain Shareholder Agreement, dated as of                  , 20     (the “Shareholder Agreement”), by and among Regal Beloit Corporation (the “Company”) and the undersigned, this letter constitutes a Demand Registration Request (as defined in the Shareholder Agreement) to register for public sale under the Securities Act of 1933, as amended, up to an aggregate of                      [fill in appropriate number of shares of Common stock so requested for inclusion] shares of the Company’s common stock in accordance with Section 4 of the Shareholder Agreement.

A. O. SMITH CORPORATION

By:
Name:
Title:

cc:	Benjamin F. Garmer, III

Russell E. Ryba

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202